PROMISSORY NOTE

Amount: $500,000 USD                                   Due:  As indicated below

     FOR VALUE RECEIVED, ITEX CORPORATION ("Itex") promises to pay to UBARTER.COM INC. ("Ubarter") or to its order or to its assignee the principal sum of $500,000 in lawful money of the United States of America with interest at the rate of 15% per annum calculated and compounded monthly both before and after default and judgement until actual payment provided that interest shall not begin to accrue until when and if Ubarter does not receive an instalment payment of principal on the date that it is due.

     The principal sum due hereunder shall be paid in 12 equal instalments of $41,666.67 USD each, payable on the 15th day of every month starting on April 15, 2001, with the final payment due on March 15, 2002. All accrued interest outstanding hereunder, if any, shall become due and payable on March 15, 2002 and shall be paid on such date in addition to the instalment of principal to be paid on such date. Notwithstanding the foregoing, if Itex defaults in the payment of any of the aforementioned instalments of principal, the whole amount remaining unpaid hereunder (including accrued interest) shall at the option of Ubarter become due and payable upon 10 days' notice to Itex at the following address: 3400 Cottage Way, Sacramento, CA 95825.

     All or part of the principal sums due hereunder may be prepaid from time to time without notice, bonus or penalty.

     Payment of principal and interest shall be made at 411 First Ave South, Suite 200N, Seattle, WA 98104 or at such other place as Ubarter may designate in writing to Itex.

     Itex waives presentment for payment, demand, notice of non-payment, notice of dishonour, protest and notice of protest of this promissory note and diligence in collection or bringing suit, and consents to all extensions of time, renewals, waivers or modifications that may be granted by Ubarter with respect to the payment or any other provision of this promissory note.

     This promissory note and the rights, obligations and relations of Ubarter and Itex shall be governed by and construed in accordance with the laws of the Province of Ontario (but without giving effect to the conflict of law rules thereof). Ubarter and Itex hereby agree that the courts of the Province of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this promissory note and hereby attorn to the jurisdiction of the courts of the Province of Ontario.

     If for the purpose of obtaining judgement in any court, it is necessary to convert an amount due under this promissory note from a currency in which it is due (the "Original Currency") into another currency (the "Second Currency") the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, Ubarter could purchase the Original Currency with the Second Currency on the date two business days preceding that on which judgment is given. The obligation of Itex in respect of any Original Currency due from it to ubarter under this promissory note shall, notwithstanding any judgement in the Second Currency, be discharged by a payment made to Ubarter on account thereof in the Second Currency only to the extent that, on the business day following receipt of such payment in the Second Currency, Ubarter may, in accordance with normal banking procedures, purchase the amount due in the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency which maybe so purchased is less than the amount originally due in the Original Currency, Itex agrees as a separate and independent obligation and notwithstanding any such payment or judgement to indemnify Ubarter against such deficiency.

                  DATED the 1st day of March, 2001.


                                                        ITEX CORPORATION


                                                  -----------------------------
                                                  Per:  Collie Christensen, CEO

I have authority to bind the Corporation.